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SCHEDULE 14A INFORMATION

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AFL-CIO Housing Investment Trust

(Name of Registrant as Specified In Its Charter)

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From: [Sender Email Address]

To: [Recipient Email Address]

Subject: Annual Meeting December 20, 2022

Annual Meeting Date - December 20, 2022
For Participants as of the close of business
on October 31, 2022

Important Proxy Voting Material is available for your Action.

When voting, you may be required to provide your Control Number(s) noted below:

[Participant Control Number]

TWO CONVENIENT VOTING METHODS TO CAST YOUR VOTE

Call toll-free 1-855-454-4575 and follow the recorded instructions	Go to www.proxyvotenow.com/HIT

ADDITIONAL INFORMATION:

You are receiving this email because as of today, we have not received your vote related to the AFL-CIO Housing Investment Trust’s 2022 Annual Meeting of Participants. We encourage all Participants to vote their units as soon as possible. Voting instructions by automated touchtone or internet must be received by 11:59 p.m. (EST) on December 19, 2022. If you have any questions related to the 2022 Annual Meeting, please email meeting@aflcio-hit.com.

Thank you.

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